UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

October 3, 2012

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

2140 North Miami Avenue Miami, Florida		33127
(Address of principal executive offices)		(Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On October 3, 2012 (the “Effective Date”), ERBA Diagnostics, Inc., a Delaware corporation (“ERBA” or the “Registrant”), acquired all of the issued and outstanding shares (the “Shares”) of capital stock of Drew Scientific, Inc., a Delaware corporation (together with its subsidiaries, “Drew Scientific” or the “Company”), from Drew Scientific Inc., a Texas corporation (the “Seller”), a subsidiary of Escalon Medical Corp., a Pennsylvania corporation (“Escalon”), pursuant to a Stock Purchase Agreement dated the Effective Date as entered into by and among, ERBA, Seller and Escalon (the “Stock Purchase Agreement”).

The purchase price paid by the Registrant for the Shares (the “Purchase Price”) was $6.5 million, which was funded through the purchase by ERBA Diagnostics Mannheim GmbH (“ERBA Mannheim”) from the Registrant of 8,666,667 shares of the Registrant’s common stock at a purchase price of $0.75 per share pursuant to the terms of that certain Stock Purchase Agreement, dated April 8, 2011, by and between the Registrant and ERBA Mannheim, as amended on December 29, 2011 and October 3, 2012. Such Stock Purchase Agreement, as amended on December 29, 2011, is hereinafter referred to as the “ERBA Mannheim Stock Purchase Agreement,” and the October 3, 2012 amendment to the ERBA Mannheim Stock Purchase Agreement, the terms of which are discussed below, is hereinafter referred to as the “Second Amendment.”

As previously disclosed, pursuant to the ERBA Mannheim Stock Purchase Agreement, the Registrant agreed to sell and issue to ERBA Mannheim, and ERBA Mannheim agreed to purchase from the Registrant, a total of 20,000,000 shares of the Registrant’s common stock at a purchase price of $0.75 per share for an aggregate purchase price of $15,000,000 in the following manner: (i) 6,666,667 shares of the Registrant’s common stock for an aggregate purchase price of $5,000,000, upon the initial consummation of the Investment, which occurred on July 1, 2011 (the “Initial Closing”); (ii) 6,666,667 shares of the Registrant’s common stock for an aggregate purchase price of $5,000,000, after the Initial Closing and on the date that is 60 days after the date on which a majority of the independent directors on the Registrant’s Board of Directors determines by vote or written consent that the closing shall occur and causes the Registrant to provide notice thereof to ERBA Mannheim (the “Second Closing”); and (iii) 6,666,666 shares of the Registrant’s common stock for an aggregate purchase price of $5,000,000, after or simultaneously with the Second Closing and on the date that is 60 days after the date on which a majority of the independent directors on the Registrant’s Board of Directors determines by vote or written consent that the closing shall occur and causes the Registrant to provide notice thereof to ERBA Mannheim (the “Final Closing”).

Pursuant to the ERBA Mannheim Stock Purchase Agreement, the Registrant also issued to ERBA Mannheim warrants to purchase an additional 20,000,000 shares of the Registrant’s common stock (the “Warrant”) at an exercise price of $0.75 per share. During April 2012, ERBA Mannheim exercised, in part, the Warrant by paying an aggregate exercise price of $450,000 to the Registrant and, in connection therewith, the Registrant issued to ERBA Mannheim 600,000 shares of the Registrant’s common stock.

The Second Amendment, which was unanimously approved by the independent directors on the Registrant’s Board of Directors, amended the Stock Purchase Agreement to increase the number of shares of the Registrant’s common stock issued and sold to ERBA Mannheim at the Second Closing and decrease the number of shares of the Registrant’s common stock to be issued and sold to ERBA Mannheim at the Final Closing. Specifically, pursuant to the Second Amendment, the Registrant and ERBA Mannheim agreed that the Registrant would sell and issue to ERBA Mannheim, and ERBA Mannheim would purchase from the Registrant: (i) 8,666,667 shares of the Registrant’s common stock at the Second Closing for an aggregate purchase price of $6,500,000, or $0.75 per share; and (ii) 4,666,666 shares of the Registrant’s common stock at the Final Closing for an aggregate purchase price of $3,500,000, or $0.75 per share. In addition, each of the Registrant and ERBA Mannheim agreed in the Second Amendment to hold the Second Closing as promptly as practicable and, in connection therewith, waive the above-described requirement that the Second Closing occur on the date that is 60 days after the date on which a majority of the independent directors on the Registrant’s Board of Directors determines by vote or written consent that the Second Closing shall occur and causes the Registrant to provide notice thereof to ERBA Mannheim.

The Second Closing was held on October 3, 2012, at which time ERBA Mannheim paid the $6,500,000 aggregate purchase price to the Registrant and, in connection therewith, the Registrant issued to ERBA Mannheim 8,666,667 shares of the Registrant’s common stock. As described above, the Registrant used all of the proceeds of the Second Closing to purchase the Shares of capital stock of Drew Scientific.

After giving effect to its purchase of the shares of the Registrant’s common stock at the Second Closing, ERBA Mannheim now owns, directly or indirectly, 35,959,647 shares of the Registrant’s common stock, or approximately 82.4% of the issued and outstanding shares of such stock. Assuming the purchase of the 4,666,666 shares of the Registrant’s common stock at the Final Closing and the full exercise of the Warrant to purchase the remaining 19,400,000 shares of the Registrant’s common stock which may be purchased thereunder, ERBA Mannheim would beneficially own, directly or indirectly, 60,034,713 shares of the Registrant’s common stock, which would represent approximately 88.7% of the issued and outstanding shares of such stock based on the number of shares currently outstanding and the shares to be issued at the Final Closing and upon full exercise of the Warrant. As also previously disclosed, Suresh Vazirani, executive Chairman of the Board of Directors of the Registrant, is the Chief Executive Officer and Managing Director of ERBA Mannheim, and Kishore “Kris” Dudani, a member of the Registrant’s Board of Directors, serves as the Marketing and Business Development Representative – South, Central and Latin America of ERBA Mannheim.

The foregoing description of the Stock Purchase Agreement and the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of each exhibit filed herewith and incorporated herein by reference. Capitalized terms used in this Report but not defined herein shall have the respective meanings assigned thereto in the Stock Purchase Agreement. The Stock Purchase Agreement and the Second Amendment have been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Stock Purchase Agreement and the Second Amendment were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including qualification by confidential disclosures exchanged between the parties in connection with the execution thereof. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Stock Purchase Agreement and the Second Amendment instead of establishing these matters as facts, and may be subject to contractual standards of “materiality” and “material adverse effect” applicable to the contracting parties that differ from those applicable to investors or under applicable securities laws. Investors are not third party beneficiaries under the Stock Purchase Agreement and the Second Amendment and should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement and the Second Amendment, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.01 – Completion of Acquisition or Disposition of Assets

The information included in the first paragraph of Item 1.01 of this Report is incorporated by reference into this Item 2.01.

Item 3.02 – Unregistered Sales of Equity Securities

The information included in the second through seventh paragraphs of Item 1.01 of this Report is incorporated by reference into this Item 3.02.

Item 9.01 – Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired: The financial statements required to be filed under this Item 9 shall be filed by an amendment to this Form 8-K not later than 71 days after the date of this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information: The pro forma financial information required to be filed under this Item 9 shall be filed by an amendment to this Form 8-K not later than 71 days after the date of this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of October 3, 2012, by and among Escalon medical Corp., Drew Scientific, Inc. and ERBA Diagnostics, Inc.

10.1	Second Amendment to Stock Purchase Agreement, dated as of October 3, 2012, by and between ERBA Diagnostics, Inc. and ERBA Diagnostics Mannheim GmbH

99.1	Press Release, dated October 4, 2012, publicly announcing the actions reported herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2012	ERBA Diagnostics, Inc.

By:	/s/ Kevin D. Clark

Name:	Kevin D. Clark,
Title:	Chief Executive Officer,
Chief Operating Officer and President